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                                                                    Exhibit 10.1



                               EMPLOYEE AGREEMENT

         I, William T. Daniels, for and in consideration of my employment by New Horizons or an Affiliate thereof (both as hereinafter defined), my position of responsibility and trust, the special knowledge I will gain, the wages and benefits to be paid or provided to me, and being given access to Confidential Information (as hereinafter defined), hereby make the following promises and agreements with Company.

1.       EMPLOYMENT.

         Subject to early termination as provided in Section 8 of this Agreement, for a period of three (3) years commencing on the date hereof (the "Employment Period"), Company hereby employs me in the position identified on
SCHEDULE I hereto, and I hereby accept such employment. As such, I will perform such reasonable and appropriate duties for Company as may be assigned to me by the Board of Directors or by any executive officer of Company or any designee thereof to whom I report which duties will be consistent in scope with those duties performed by the Employee prior to the consummation of the transactions embodies in an Asset Purchase Agreement, of even date herewith entered into, INTER ALIA, by and among New Horizons and Daniels Enterprises, L.L.C. In addition Employee shall only be required to perform services for New Horizons within that geographic area which is within the Hartford, Connecticut and Springfield, Massachusetts franchise limits. While employed by Company, I shall devote my best efforts to the business and welfare of Company in accordance with and in furtherance of the policies and directives of Company in effect from time to time; provided, however, that I shall not be required to devote more than five days per week on average in a given month to performing my services for Company.

2.       COMPENSATION AND BENEFITS.

         2.1 SALARY AND BONUS. Company shall pay me a base salary during the Employment Period at the rate of per year shown on SCHEDULE 2.1 hereto, less such deductions and withholdings as are required by law (the "Salary"), which Salary shall be payable in accordance with Company's standard payroll practices.

         2.2 BENEFITS. Company shall provide me during the Employment Period with substantially the same benefits as are generally provided other similar employees of Company which benefits are described on SCHEDULE 2.2 hereto.

         2.3 EXPENSES. Company shall reimburse me for reasonable expenses I incur in the performance of services on behalf of Company during the Employment Period. I shall furnish Company with the documentation in connection with such expenses required by the Internal Revenue Code and the regulations promulgated thereunder.


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3.       DEFINITIONS.

         3.1 "Company" means (i) New Horizons Computer Learning Center of Hartford, Inc. ("New Horizons") and (ii) any Affiliate of New Horizons. An "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with New Horizons.

         3.2 "Confidential Information" means information of any type, not generally known, about the business, processes, services, products, suppliers, customers, decisions, or plans of Company or of any customer of Company (regardless of whether Company has executed a confidentiality agreement with such customer), which is used or useful in the conduct of Company's business, or which confers or tends to confer a competitive advantage over one who does not possess such information. Such information includes, but is not limited to: designs, processes, procedures, formulae and improvements, information relating to trade secrets, know-how, research, development, design, engineering, quality control or service techniques, information about existing, new or envisioned Company products, processes or services, their development or performance, information relating to quotations, purchasing, accounting, sales, marketing, or pricing, including financial or business planning information, financial statements and forecasts, business plans, product pricing information and customer and supplier lists, and marketing programs and methods.


         3.3 "Conflicts of Interest" means any activity which creates a conflict between Company and my personal interests, including, but not limited to: (i) owning a financial interest in any Person which does business with Company (except where such interest consists of ownership of securities in a publicly owned corporation); (ii) rendering services to any Person which does business with Company; (iii) accepting gifts (or more than token value), loans (other than from established financial institutions), excessive entertainment, or other substantial favors from any Person which does business or is seeking to do business with Company; (iv) representing the Company in any transaction in which I have a substantial interest; (v) using Confidential Information for personal gain; (vi) competing with Company, directly or indirectly, in the purchase or sale of property, products, or services; (vii) transacting personal business with any Person so as to cause such Person to believe he is dealing with Company rather than me as an individual; and (viii) rendering employment services to Company that may violate a prior contract between Employee and another Person or improperly using or disclosing trade secrets of another Person.

         3.4 "I, me, my or other personal pronoun" means the individual executing this agreement as an employee of Company and, as applicable, his personal representatives, heirs and assigns.

         3.5 "Person" means any natural person, corporation, partnership, limited liability corporation, joint venture, unincorporated association, sole proprietorship, or other entity utilized for conducting business.



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4.       CONFIDENTIAL INFORMATION.

         4.1 I shall not, directly or indirectly, use or disclose, or take or remove from the possession of Company, any Confidential Information during my employment by Company except in connection with the performance of my authorized duties as an employee of Company.

         4.2 I shall not, upon the termination of my employment for any reason or purpose, without the express written consent of Company, directly or indirectly, use or disclose, or take or remove from the possession of Company, any Confidential Information used by me or anyone else in the employment of Company.

         4.3 Upon the termination of my employment with Company I shall deliver to Company all documents in my possession which contain any Confidential Information, including all copies thereof, regardless of whether such documents were prepared by me or by others.

5.       NON-COMPETITION.

         5.1 I acknowledge and agree that while employed by Company and for a three (3) year period following termination of my employment with Company for any reason, and in no event prior to the fifth anniversary date of the Asset Purchase Agreement (as defined below), I shall not, directly or indirectly, accept employment with or render services to any Person, including any customer of Company which is engaged in the Business of Company, or any franchisee of Company, or otherwise participate in any business whether as a shareholder, partner, joint venturer, sole proprietor, director, trustee, officer, employee, agent, consultant, independent contractor, or otherwise which is engaged in the Business of Company within a fifty (50) mile radius of any office of Company or any of its franchisees then in operation. I further agree that the Business of Company is the training of individuals in the use of computers and computer software, whether directly through the actual offering and conducting of such training or indirectly through the franchising and training of other Persons which offer or conduct such training, together with any method, training aids, computer software, or other technology relating to such training now or hereafter utilized or developed.

6.       NON-SOLICITATION; NON-INTERFERENCE.

         6.1 While employed by Company and for a three (3) year period thereafter, and in no event prior to the fifth anniversary of the Asset Purchase Agreement, I shall not, directly or indirectly, individually or on behalf of any Person, solicit or induce or assist in any manner in the solicitation or inducement of any then employee of Company or any franchisee to render services to or for my benefit or that of another Person.

         6.2 While employed by Company and thereafter, I shall not, directly or indirectly, individually or on behalf of any Person, solicit or induce any customer, franchisee, supplier, or other Person having a contractual or business relationship with Company to terminate or otherwise alter such relationship, or in any other manner interfere with such relationship, or interfere with any prospective business relationship or advantage which Company has with any Person.


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7.       CONFLICTS OF INTEREST.

         7.1 While employed by Company, I will promptly and fully disclose, and unless the Board of Directors of Company consents, refrain from engaging in, any Conflict of Interest.

8.       TERMINATION.

         8.1 MANNER OF TERMINATION. This Agreement may be terminated prior to the expiration of the Employment Period, as follows:

             (a) BY THE COMPANY FOR DISABILITY. At the option of and by written notice from Company if I shall become disabled, which, for purposes of this Agreement, shall be deemed to have occurred if I suffer from any disability or impairment of health that continues for at least 120 days and which in the reasonable opinion of Company renders me unable to perform my duties consistent with past practice.

             (b) BY THE COMPANY FOR CAUSE. By Company, if Company finds "Cause" for termination. For purposes of this Agreement, the term "Cause" shall mean (i) a material breach of my obligations under this Agreement or my fiduciary obligations to Company, (ii) my commission of a felony or any offense involving misappropriation of money or property, or (iii) my failure, after notice and a reasonable chance to cure, to observe the reasonable and lawful directives of the Board of Directors of Company or of any executive officer of Company or any designee thereof to whom I report related to performance of my duties for Company.

             (c) DEATH. Upon my death.

         8.2 CONSEQUENCES OF TERMINATION. The provisions of Sections 4, 5 and 6 will survive expiration or earlier termination of this Agreement for any reason, except that Section 5 hereof shall not be applicable in the event my employment is terminated after the second anniversary hereof without Cause. Notwithstanding anything to the contrary in this Agreement, all rights of the parties to seek damages and other relief for breaches of this Agreement occurring prior to or on account of the termination hereof by the other of this Agreement will survive termination. Except as set forth in this Section 4.2, all rights and obligations of the parties hereunder will expire upon expiration or earlier termination of this Agreement.

9.       GENERAL PROVISIONS.

         9.1 The agreements which I have made herein, shall be binding upon my heirs and legal representatives and shall inure to the benefit of Company, its Affiliates and their successors and assigns.

         9.2 In the event of the unenforceability or invalidity of any section or provision of this Agreement, such section or provision shall be enforceable in part to the fullest extent permitted by law, such invalidity or unenforceability shall not otherwise affect any other section or provision of this Agreement, and this Agreement shall otherwise remain in full force and effect.

         9.3 This Agreement and the Asset Purchase Agreement dated October 30, 1998 among Daniels Enterprises, L.L.C., New Horizons Worldwide, Inc., New Horizons Computer


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Learning Center of Hartford, Inc. and the Members of Daniels Enterprises, L.L.C.
(the "Asset Purchase Agreement") constitute the entire agreement with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements with respect thereto.

         9.4 Upon termination of my employment with Company for any reason, and for a period of two (2) years thereafter, I shall immediately notify Company of any change of any address and the name and address of my subsequent employers.

         9.5 This Agreement may be amended only by an agreement in writing between the parties.

         9.6 This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the state where I am a bona fide resident at the time of enforcement of any provision herein without regard to the conflicts of laws provisions of any state. The courts of the same where I am or was last employed by Company shall have jurisdiction over disputes arising from this agreement and I hereby waive all objections to such jurisdiction.

         9.7 I agree that money damages alone will not be a sufficient remedy for any breach of the provisions of this Agreement by me, and that in addition to all other remedies Company may have, Company shall be entitled to specific performance, injunctive or such other equitable relief determined appropriate by a court of competent jurisdiction and I waive the securing or posting of any bond in connection with such remedy.

THE UNDERSIGNED HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS IT. I FURTHER ACKNOWLEDGE THAT I HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF MY CHOICE WITH REGARD TO THE TERMS OF THIS AGREEMENT. FINALLY, I ACKNOWLEDGE THAT EXECUTION OF THIS AGREEMENT IS MY FREE ACT AND DEED AND THAT I HAVE BEEN FURNISHED WITH A COPY THEREOF.

        Signed at Hartford, Connecticut, this 30 day of October 1998.

/s/ Carl W. Andros                           /s/ William T. Daniels
-----------------------------------          -----------------------------------
Witness Signature                            Employee

Carl W. Andros
----------------------------------
Witness Printed Name

         ACCEPTED for and on behalf of Company, this 30th day of October, 1998.

                                             By: /s/ Thomas J. Bresnan
                                                -------------------------------
                                                Company Officer


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                                    Bill T.

          Schedule 2.1
          Compensation

The Compensation for William T. Daniels ("Employee") as Sales Manager of New Horizons of Hartford, Inc. will be $75,000 per year to be paid in equal semi-monthly payments

          Schedule 2.2
          Benefits (Primary listing only)

Medical and Dental Insurance
          Consistent in benefits offering and cost to the coverage received from Daniels, LLC.

401(k) Plan Participation
          Employee will be eligible to participate as of January 1, 1999 in the New Horizons Education Corp 401(K) plan. Employee will be given prior service credit for the time employed by Daniels LLC.

Vacation Policy:
          Employee will accrue vacation time at the rate consistent with the NHEC policy as follows:
          2 weeks vacation with pay after completing two years of continuous employment.
          3 weeks vacation with pay after completing five years of continuous employment

Holiday Pay
          NHEC offers 10 paid holidays per year.

Sick Policy
          Employee will be entitled to 40 hours of sick time per year.



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